    As filed with the Securities and Exchange Commission on October 4, 2001

                                                      Registration No. 333-20365
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                        POST EFFECTIVE AMENDMENT NO. 1

                                  TO FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933



                            TRIPLE S PLASTICS, INC.
              (Exact name of issuer as specified in its charter)

                 Michigan                                      38-1895876
      (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                      Identification No.)


                             7950 Moorsbridge Road
                                   Suite 200
                            Portage, Michigan 49024
                                (616) 327-2225
                       (Address, including zip code and
                    telephone number, including area code,
                  of Registrant's principal executive office)

                             A. Christian Schauer
                             7950 Moorsbridge Road
                                   Suite 200
                            Portage, Michigan 49024
                                (616) 327-2225
               (Name, address, including zip code and telephone
              number, including area code, of agent for service)

                            _________________________

                         Copies of Communications to:

                            M. Timothy Elder, Esq.
                        Smith, Gambrell & Russell, LLP
                           Suite 3100, Promenade II
                          1230 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3592
                                (404) 815-3500
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                            TRIPLE S PLASTICS, INC.

                        POST-EFFECTIVE AMENDMENT NO. 1
                     TO REGISTRATION STATEMENT ON FORM S-8

         Triple S Plastics, Inc. ("Registrant") hereby deregisters 110,000 shares of its no par value Common Stock which shares were registered in connection with a Registration Statement filed by the Registrant pursuant to a Registration Statement dated January 24, 1997 on Form S-8, Registration No. 333-20365, and previously filed with the Commission on such date.

         Such shares constitute all the remaining unsold shares registered under the Registration Statement.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Portage, the State of Michigan, on this 4th day of October, 2001.


                                            TRIPLE S PLASTICS, INC.



                                            By:  /s/ A. Christian Schauer
                                                 ------------------------
                                                 A. Christian Schauer
                                                 Chief Executive Officer

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